Exhibit 99.1

Form of Proxy for Special Meeting of Stockholders of Berkshire Hills Bancorp, Inc.

		Please mark here if address changes are noted below.		☐

		FOR	AGAINST	ABSTAIN
Item 1 —	To consider and vote on a proposal to approve and adopt the agreement and plan of merger, dated as of December 16, 2004, as it may be amended from time to time, by and between Berkshire Hills Bancorp, Inc. and Woronoco Bancorp, Inc., pursuant to which Woronoco will merge with and into Berkshire.	☐	☐	☐

Item 2 —	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve proposal (1)	☐	☐	☐

		YES	NO
I will attend the Special Meeting. If “YES,” please bring photo identification for admission and, if your shares are held in street name, please bring proof of ownership.		☐	☐

Signature(s)	Date:

NOTE: Please sign your name as it appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a company or other entity, please provide your full title.

☐ FOLD AND DETACH HERE ☐

Please mark, sign and date your proxy card and return it promptly in the enclosed, postage paid envelope.

THANK YOU FOR VOTING.

This Proxy is Solicited on behalf of the Board of Directors

Special Meeting of Stockholders to be held on April 12, 2005

You, the undersigned stockholder, appoint each of Michael P. Daly, Wayne F. Patenaude and Gerald A. Denmark, your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of common stock, par value $0.01 per share, of Berkshire Hills Bancorp, Inc. that you would be entitled to vote at the Special Meeting of Stockholders, and all adjournments thereof, to be held at the Crown Plaza Hotel, One West Street, Pittsfield, Massachusetts, 01201, at 11:00 a.m. (local time) on April 12, 2005. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please sign your name exactly as it appears on this proxy card and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a company or other entity, please provide your full title.

Berkshire employees. If you are a Berkshire ESOP participant or recipient of unvested Berkshire stock awards, you must provide voting instructions to the plan trustees with this proxy card in order for these shares to be voted. Your voting instructions will be held in strict confidence.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

☐ FOLD AND DETACH HERE ☐

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding you the attached vote authorization form provided for the purpose of conveying your voting instructions to First Bankers Trust Company, N.A. (the “Trustee”) on the proposals to be presented at the Special Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on April 12, 2005 relating to the merger of Woronoco Bancorp, Inc. with and into the Company.

As a participant in the Berkshire Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 4, 2005. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by April 8, 2005. If you do not direct the Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

In order to direct the voting of the shares of Company common stock allocated to your account under the ESOP, please complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope no later than April 8, 2005 to First Bankers Trust Services, Inc. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Berkshire Bank.

Sincerely,

/S/ MICHAEL P. DALY
Michael P. Daly President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Company, N.A., the Trustee, is the holder of record and custodian of all shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock allocated to me under the Berkshire Bank Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on April 12, 2005 relating to the merger of Woronoco Bancorp, Inc. with and into the Company.

Accordingly, please vote my shares as follows:

1.	To approve and adopt the agreement and plan of merger, dated as of December 16, 2004, as it may be amended from time to time, by and between Berkshire Hills Bancorp, Inc. and Woronoco Bancorp, Inc., pursuant to which Woronoco will merge with and into Berkshire.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve proposal (1).

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please date, sign and return this form to First Bankers Trust Services, Inc. in the enclosed envelope no later than April 8, 2005.

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Stock Award Recipient:

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding you the attached vote authorization form provided for the purpose of conveying your voting instructions to First Bankers Trust Company, N.A. (the “Trustee”) on the proposals to be presented at the Special Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on April 12, 2005 relating to the merger of Woronoco Bancorp, Inc. with and into the Company.

You are entitled to vote all shares of restricted Company common stock awarded to you under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”) that are unvested as of March 4, 2005. The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

In order to direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope no later than April 8, 2005 to First Bankers Trust Services, Inc.

Sincerely,

/S/ MICHAEL P. DALY
Michael P. Daly
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Company, N.A., the Trustee, is the holder of record and custodian of all restricted shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock awarded to me under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”) that have not yet vested. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on April 12, 2005 relating to the merger of Woronoco Bancorp, Inc. with and into the Company.

Accordingly, please vote my shares as follows:

1.	To approve and adopt the agreement and plan of merger, dated as of December 16, 2004, as it may be amended from time to time, by and between Berkshire Hills Bancorp, Inc. and Woronoco Bancorp, Inc., pursuant to which Woronoco will merge with and into Berkshire.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve proposal (1).

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature

Please date, sign and return this form to First Bankers Trust Services, Inc. in the enclosed envelope no later than April 8, 2005.

Exhibit 99.1

[INSERT BERKSHIRE LETTERHEAD]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding to you the attached vote authorization form, for you to convey your voting instructions to Vanguard Fiduciary Trust Company (the “Trustee”) on the proposals to be presented at the Special Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on April 12, 2005 relating to the merger of Woronoco Bancorp, Inc. with and into the Company.

As a 401(k) Plan participant investing in the Employer Stock Fund, you are entitled to direct the Trustee as to the voting of common stock credited to your account as of March 4, 2005. The Trustee will vote all shares of Company common stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Trustee received from participants regarding shares of Company common stock in their 401(k) Plan accounts.

To direct the voting of your shares of Company common stock held in the Employer Stock Fund, please complete and sign the enclosed vote authorization form and return it in the accompanying postage-paid envelope by April 8, 2005 to Registrar and Transfer Company (the company that will tabulate the vote for Vanguard). Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Berkshire Bank.

Sincerely,

/s/ MICHAEL P. DALY
Michael P. Daly President and Chief Executive Officer

[INSERT BERKSHIRE FOOTER]

VOTE AUTHORIZATION FORM

BERKSHIRE HILLS BANCORP, INC.

THIS VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BERKSHIRE HILLS BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2005 AND AT ANY ADJOURNMENT THEREOF.

I understand that Vanguard Fiduciary Trust Company, the Trustee, is the holder of record and custodian of all shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock held by the Berkshire Bank 401(k) Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on April 12, 2005 relating to the merger of Woronoco Bancorp, Inc. with and into the Company.

Accordingly, please vote my shares as follows:

1.	To approve and adopt the agreement and plan of merger, dated as of December 16, 2004, as it may be amended from time to time, by and between Berkshire Hills Bancorp, Inc. and Woronoco Bancorp, Inc., pursuant to which Woronoco will merge with and into Berkshire.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve proposal (1).

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please date, sign and return this form to Registrar and Transfer Company (the company that will tabulate the vote for Vanguard) in the enclosed envelope no later than April 8, 2005.